Exhibit 99.1
For Release at 8:00 AM EDT on Monday, July 12, 2010
Gasco Energy Provides Second Quarter 2010 Operations Update
DENVER — (PR Newswire) — July 12, 2010 — Gasco Energy, Inc. (NYSE Amex: GSX) today provided an interim operations update on its Riverbend Project in Utah’s Uinta Basin and on its California projects in the San Joaquin Basin.
Riverbend Project Second Quarter Operations Update
Completion Operations
Since beginning its up-hole recompletion program in February 2010, Gasco has successfully completed the initial stages on one Upper Mancos well (none in Q210) and recompleted 11 gross wells (4.8 net) with seven gross wells (3.0 net) being in the second quarter. The Company is experiencing strong results from the program resulting in improved production.
Oilfield services and pressure pumping remain widely available to the Company and at competitive prices. Current per-stage fracture stimulation costs are now averaging $30,000, as compared to $95,000 two years ago, a 67% decrease. Current recompletions are consistently yielding higher production rates for the Upper Blackhawk and Mesaverde pay horizons. The first eight Upper Blackhawk/Mesaverde recompletions in 2010 are realizing a greater than 25% increase in their production over eight similar recompletions in 2008 when compared to each well’s first eight-week production period. Consequently, the decreased stimulation costs when combined with the increased production are contributing to much better per-well economics.
At June 30, 2010, Gasco operated 133 gross wells. Gasco currently has an inventory of 30 operated wells with up-hole recompletions and has one Upper Mancos well awaiting initial completion activities. Gasco does not have a drilling rig under contract at this time.
Quarterly Production
Estimated cumulative net production for the quarter ended June 30, 2010 was 1,126 million cubic feet equivalent (MMcfe), a decrease of 5.1% over second quarter 2009 production of 1,187 MMcfe. The year-over-year decline is normal production decline expected from existing wells partially offset by new production from up-hole zones added during the first half of 2010. Gasco posted 12.5% growth in sequential production over the first quarter 2010’s production of 1,001 MMcfe due to the aforementioned recompletion program.

Gasco Energy Net Production Detail

	Three-months			Six-months
	Ended			Ended
Period-over-Period Comparison	June 30, 2010*	June 30, 2009	% Change	June 30, 2010*	June 30, 2009	% Change
Natural Gas / MMcf	1,054	1,112	-5.2%	1,977	2,271	-12.9%
Oil / MBbls	12.1	12.4	-2.4%	22.3	19.8	12.6%
Natural Gas Equivalents / MMcfe	1,126	1,187	-5.1%	2,111	2,441	-13.5%

Sequential Comparison	June 30, 2010*	Mar. 31, 2010	% Change
Natural Gas / MMcf	1,054	939	12.2%
Oil / MBbls	12.1	10.2	18.6%
Natural Gas Equivalents / MMcfe	1,126	1,001	12.5%

*	Includes preliminary production estimates for the second quarter of 2010
California Projects Update
Gasco’s Willow Springs Prospect is in the process of having 3-D seismic shot over it. The operator will then process the 3-D and identify risk-weighted drillable locations in the Willow Springs area. The timing of any initial drilling on the Willow Springs Prospect is subject to the operator’s discretion. All other prospects are either in the permitting stage or are seeking a partner. Gasco continues to receive very active interest in all of its California prospects.
Second Quarter 2010 Financial and Operating Results
Gasco expects to announce its second quarter results after the close of trading on August 2, 2010. The Company will schedule a conference call to discuss second quarter operational and financial results on August 3, 2010, the details of which will be announced at a later date.
Management Comment
“Our up-hole recompletion program continues to show strong improvements in cost reductions and in increased production, as evidenced by our 12.5% sequential-quarter production growth on an equivalent basis,” said King Grant, Gasco’s President and CFO. “This program is proving to be a low-cost, low-risk way for Gasco to add to production and to convert behind pipe pay to proved developed producing reserves while maintaining a capital expenditure program driven entirely by internally generated cash flow.”
About Gasco Energy
Denver-based Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region. Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. Gasco currently focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations. To learn more, visit http://www.gascoenergy.com.
Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

Forward-looking Statements
Certain statements set forth in this press release relate to management’s future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco’s future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause Gasco’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those Gasco expects include the consummation of recently announced asset sales on a timely basis; inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in Gasco’s cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; fluctuations in natural gas and oil prices; pipeline constraints; overall demand for natural gas and oil in the United States; changes in general economic conditions in the United States; Gasco’s ability to manage interest rate and commodity price exposure; changes in Gasco’s borrowing arrangements; the condition of credit and capital markets in the United States; and other risks described under (1) Part I, “Item 1A— Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in Gasco’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 3, 2010, and (2) Gasco’s reports and registration statements filed from time to time with the SEC.
Any of these factors could cause Gasco’s actual results to differ materially from the results implied by these or any other forward-looking statements made by Gasco or on its behalf. Gasco cannot assure you that its future results will meet its expectations. When you consider these forward-looking statements, you should keep in mind these factors. All subsequent written and oral forward-looking statements attributable to Gasco, or persons acting on its behalf, are expressly qualified in their entirety by these factors. Gasco’s forward-looking statements speak only as of the date made. Gasco assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.
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